[LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                                 March 10, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

        We have read the statements made by Rotary Power International, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 6, 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                            Very truly yours,


                                            /s/ Coopers & Lybrand, L.L.P.
                                                -------------------------------
                                                Coopers & Lybrand, L.L.P.